Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Gregg Kvochak, (310) 556-8550
Media: Dan Gugler, (310) 226-2645

Korn Ferry International Announces First Quarter Fiscal 2018 Results of Operations

Highlights

•	Korn Ferry reports fee revenue of $401.3 million in Q1 FY’18, a 6.8% increase from Q1 FY’17, driven by organic growth in all lines of business.

•	Operating income was $40.7 million in Q1 FY’18 with an operating margin of 10.2%. Adjusted EBITDA was $59.4 million with Adjusted EBITDA margin of 14.8%.

•	Q1 FY’18 diluted earnings per share was $0.51 and adjusted diluted earnings per share was $0.55.

•	The Company continued to return capital to stockholders during the quarter, paying $5.8 million in dividends and repurchasing $4.0 million worth of its outstanding shares. As of September 5th, the cumulative share repurchases since the program started in October 2016 amount to $57.4 million, which equates to almost 2.0 million shares.

•	The Company declared a quarterly dividend of $0.10 per share on September 5, 2017 payable on October 13, 2017 to stockholders of record on September 27, 2017.

Los Angeles, CA, September 6, 2017 – Korn/Ferry International (NYSE: KFY), the preeminent global people and organizational advisory firm, today announced first quarter fee revenue of $401.3 million. First quarter diluted earnings per share was $0.51 and adjusted diluted earnings per share was $0.55. Adjusted diluted earnings per share for the first quarter excluded $2.1 million, or $0.04 per share, of integration/acquisition costs and a small amount of real estate related restructuring charges, both net of related taxes.

“I am pleased to report fee revenue of $401.3 million, up almost 7% year over year (almost 8% on a constant currency basis), for our recently completed first quarter. Profits were also strong, with diluted earnings per share and adjusted diluted earnings per share of $0.51 and $0.55 and Adjusted EBITDA of approximately $59 million. All three of our business lines experienced growth,” said Gary D. Burnison, CEO of Korn Ferry. “We are making substantial investments in our operations and offering progressive solutions for the talent and organizational challenges faced by our clients. Korn Ferry is not only the world’s leading executive search firm – the scale and scope of our broader offerings account for more than half of our revenue. Our company stands at the intersection of talent and strategy and more than ever we’re helping our clients drive performance through their people.”

Selected Financial Results

(dollars in millions, except per share amounts) (a)

	First Quarter
	FY’18	FY’17
Fee revenue	$401.3	$375.6
Total revenue	$414.9	$392.9
Operating income	$40.7	$4.5
Operating margin	10.2%	1.2%
Net income attributable to Korn Ferry	$29.0	$3.2
Basic earnings per share	$0.52	$0.06
Diluted earnings per share	$0.51	$0.06

EBITDA Results (b):	First Quarter
	FY’18	FY’17
EBITDA	$56.5	$20.3
EBITDA margin	14.1%	5.4%

Adjusted Results (c):	First Quarter
	FY’18	FY’17
Adjusted fee revenue	$401.3	$379.2
Adjusted EBITDA (b)	$59.4	$56.4
Adjusted EBITDA margin (b)	14.8%	14.9%
Adjusted net income attributable to Korn Ferry	$31.2	$29.5
Adjusted basic earnings per share	$0.55	$0.52
Adjusted diluted earnings per share	$0.55	$0.52

(a) Numbers may not total due to rounding.

(b)    EBITDA refers to earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to exclude  restructuring charges, net and integration/acquisition costs and includes the deferred revenue adjustment related to the acquisition of HG  (Luxembourg) S.à.r.l (“Legacy Hay”). EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP  financial measures (see attached reconciliations).

(c) Adjusted results are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	First Quarter
	FY’18	FY’17
Restructuring charges, net	$0.3	$24.5
Integration/acquisition costs	$2.6	$8.0
Deferred revenue adjustment related to the Legacy Hay acquisition	$—	$3.5
Write-off of debt issuance costs	$—	$1.0

Fee revenue was $401.3 million in Q1 FY’18, an increase of 6.8% (7.7% increase on a constant currency basis) compared to Q1 FY’17. The increase in fee revenue was due to organic growth in all lines of business.

Operating margin was 10.2% in Q1 FY’18 compared to 1.2% in the year-ago quarter. The increase in operating margin was primarily due to an increase in fee revenues of $25.7 million and a decrease in restructuring charges of $24.2 million, offset by an increase in compensation expenses of $11.0 million due to a 6.1% increase in headcount.

Adjusted EBITDA margin was 14.8%, compared to 14.9% in the year-ago quarter.

Results by Segment

Selected Executive Search Data

(dollars in millions) (a)

	First Quarter
	FY’18	FY’17
Fee revenue	$161.2	$146.4
Total revenue	$165.8	$151.5
Operating income	$32.8	$26.9
Operating margin	20.4%	18.4%
Ending number of consultants	532	488
Average number of consultants	525	488
Engagements billed	3,615	3,226
New engagements (b)	1,659	1,446

EBITDA Results (c):	First Quarter
	FY’18	FY’17
EBITDA	$35.1	$28.9
EBITDA margin	21.8%	19.7%

Adjusted Results (d):	First Quarter
	FY’18	FY’17
Adjusted EBITDA (c)	$35.2	$31.7
Adjusted EBITDA margin (c)	21.8%	21.6%

(a) Numbers may not total due to rounding.
(b) Represents new engagements opened in the respective period.
(c) EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(d) Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	First Quarter
	FY’18	FY’17
Restructuring charges, net	$—	$2.8

Fee revenue was $161.2 million in Q1 FY’18, an increase of $14.8 million or 10.1% (an increase of $16.0 million or 10.9% on a constant currency basis) compared to Q1 FY’17. The overall increase in fee revenue was primarily attributable to higher fee revenue in North America, EMEA and APAC regions.

Operating income was $32.8 million in Q1 FY’18 compared to $26.9 million in Q1 FY’17. Operating margin was 20.4% in Q1 FY’18 compared to 18.4% in the year-ago quarter. The increase in operating income was due to higher fee revenue in Q1 FY’18 compared to Q1 FY’17, offset by an increase in compensation expenses of $8.8 million due to an 8.0% increase in headcount.

Adjusted EBITDA was $35.2 million in Q1 FY’18 with an Adjusted EBITDA margin of 21.8% compared to $31.7 million and 21.6%, respectively, in the year-ago quarter.

Selected Hay Group Data

(dollars in millions) (a)

	First Quarter
	FY’18	FY’17
Fee revenue	$179.5	$174.6
Total revenue	$183.3	$181.5
Operating income (loss)	$19.1	$(7.7)
Operating margin	10.6%	(4.4)%
Ending number of consultants (b)	583	566
Staff utilization (c)	63%	67%

EBITDA Results (d):	First Quarter
	FY’18	FY’17
EBITDA	$27.2	$0.5
EBITDA margin	15.2%	0.3%

Adjusted Results (e):	First Quarter
	FY’18	FY’17
Adjusted fee revenue	$179.5	$178.1
Adjusted EBITDA (d)	$30.0	$29.8
Adjusted EBITDA margin (d)	16.7%	16.7%

(a) Numbers may not total due to rounding.
(b) Represents number of employees originating consulting services.
(c) Calculated by dividing the number of hours our full-time Hay Group professional staff record to engagements during the period, by the total available working hours during the same period.
(d) EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(e) Adjusted results are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	First Quarter
	FY’18	FY’17
Restructuring charges, net	$0.2	$21.5
Integration/acquisition costs	$2.5	$4.3
Deferred revenue adjustment related to the Legacy Hay acquisition	$—	$3.5

Fee revenue was $179.5 million in Q1 FY’18 compared to $174.6 million in Q1 FY’17, an increase of $4.9 million or 2.8% (an increase of $6.6 million or 3.8% on a constant currency basis) compared to Q1 FY’17. The increase in fee revenue is primarily driven by increases in product revenue.

Operating income was $19.1 million in Q1 FY’18, resulting in an operating margin of 10.6% in the current quarter compared to (4.4)% in the year-ago quarter. Operating income increased by $26.8 million from an operating loss of $7.7 million in Q1 FY’17. The change in operating income was primarily due to a decrease in restructuring charges, net by $21.3 million in Q1 FY’18 compared to the year-ago quarter and an increase in fee revenue.

Adjusted EBITDA was $30.0 million in Q1 FY’18, essentially flat compared to Q1 FY’17, resulting in Adjusted EBITDA margin of 16.7% in both the current and year-ago quarters.

Selected Futurestep Data

(dollars in millions) (a)

	First Quarter
	FY’18	FY’17
Fee revenue	$60.6	$54.7
Total revenue	$65.8	$60.0
Operating income	$8.2	$7.5
Operating margin	13.6%	13.7%
Engagements billed (b)	1,205	921
New engagements (c)	732	519

EBITDA Results (d):	First Quarter
	FY’18	FY’17
EBITDA	$9.0	$8.1
EBITDA margin	14.9%	14.9%

(a)	Numbers may not total due to rounding.
(b)	Represents search engagements billed.
(c)	Represents new search engagements opened in the respective period.
(d)	EBITDA and EBITDA margin are non-GAAP financial measures (see attached reconciliations).

Fee revenue was $60.6 million in Q1 FY’18, an increase of $5.9 million or 10.8% (a $6.3 million or 11.5% increase on a constant currency basis), compared to the year-ago quarter. The higher fee revenue was primarily driven by an increase in recruitment process outsourcing and professional search of $5.2 million and $1.4 million, respectively, in Q1 FY’18 compared to Q1 FY’17.

Operating income was $8.2 million in Q1 FY’18, an increase of $0.7 million compared to Q1 FY’17 operating income of $7.5 million. Operating margin was 13.6% in the current quarter compared to 13.7% in the year-ago quarter.

EBITDA was $9.0 million during Q1 FY’18, an increase of $0.9 million compared to Q1 FY’17. EBITDA margin was 14.9% in both Q1 FY’18 and Q1 FY’17.

Outlook

Assuming worldwide economic conditions, financial markets and foreign exchange rates remain steady, on a consolidated basis:

•	Q2 FY’18 fee revenue is expected to be in the range of $412 million and $428 million; and

•	Q2 FY’18 diluted earnings per share is likely to range between $0.54 to $0.62.

On a consolidated adjusted basis:

•	Q2 FY’18 adjusted diluted earnings per share is expected to be in the range from $0.58 to $0.66.

	Q2 FY’18 Earnings Per Share Outlook (1)
	Low	High
Consolidated diluted earnings per share	$0.54	$0.62
Restructuring charges, net	0.01	0.01
Retention bonuses	0.05	0.05
Tax rate impact	(0.02)	(0.02)

Consolidated adjusted diluted earnings per share	$0.58	$0.66

(1)	Consolidated adjusted diluted earnings per share is a non-GAAP financial measure that excludes the items listed in the table.

Earnings Conference Call Webcast

The earnings conference call will be held today at 4:30 PM (EDT) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak. The conference call will be webcast and available online at ir.kornferry.com. We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry

Korn Ferry is the preeminent global people and organizational advisory firm. We help leaders, organizations and societies succeed by releasing the full power and potential of people. Our more than 7,000 colleagues deliver services through Executive Search, Hay Group and Futurestep divisions. Visit kornferry.com for more information.

Forward-Looking Statements

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn Ferry’s current expectations. These statements, which include words such as “believes”, “expects” or “likely”, include references to our outlook. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to competition, changes in demand for our services as a result of automation, the dependence on attracting and retaining qualified and experienced consultants, our ability to successfully integrate acquired businesses including Legacy Hay, our ability to recognize the anticipated benefits of the acquisition of Legacy Hay which may be affected by, among other things, competition, our ability to grow and manage growth profitability, maintain relationships with customers and suppliers and retain key employees, costs related to the acquisition of Legacy Hay, maintaining our brand name and professional reputation, potential legal liability, the portability of client relationships, global and local political or economic developments in or affecting countries where we have operations, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure with our growth, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, changes to data security, data privacy and data protection laws, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, consolidation of industries we serve, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, impairment of goodwill and other intangible assets, deferred tax assets, seasonality, our ability to successfully rationalize our cost structure and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:

•	adjusted net income attributable to Korn/Ferry International, adjusted to exclude restructuring charges, net, integration/acquisition costs and write-off of debt issuance costs and to include the deferred revenue adjustment related to the Legacy Hay acquisition, net of income tax effect;

•	adjusted basic and diluted earnings per share, adjusted to exclude restructuring charges, net, integration/acquisition costs and write-off of debt issuance costs and to include the deferred revenue adjustment related to the Legacy Hay acquisition, net of income tax effect; and in the case of the outlook section, also adjusted for tax rate impact;

•	constant currency (calculated using a quarterly average) amounts that represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period;

•	EBITDA, or earnings before interest, taxes, depreciation and amortization and EBITDA margin;

•	Adjusted EBITDA, which is EBITDA further adjusted to exclude restructuring charges, net and integration/acquisition costs and to include the deferred revenue adjustment related to the Legacy Hay acquisition and Adjusted EBITDA margin; and

•	adjusted fee revenue, which includes revenue that Hay Group would have realized over the ensuing year if not for business combination accounting that requires a company to record the acquisition balance sheet at fair value and write-off deferred revenue where no future services are required to be performed to earn that revenue.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges and other items that may not be indicative of Korn Ferry’s ongoing operating results. These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry. These charges represent 1) costs we incurred to acquire and integrate the Legacy Hay acquisition, 2) charges we incurred to restructure the combined company due to the acquisition of Legacy Hay, 3) debt issuance costs written-off upon replacement of our credit facility and 4) revenue that Hay Group would have realized if not for business combination accounting that requires a company to record the acquisition balance sheet at fair value and write-off deferred revenue where no future services are required to be performed to earn that revenue. As such, reported fee revenue can make fee revenue and operating results appear to fluctuate more than they would if business combination accounting did not require deferred revenue to be written off. Adjusted fee revenue is not a measure that substitutes an individually tailored revenue recognition or measurement method for those of GAAP, rather, it is an adjustment for a short period of time that will provide better comparability in the current and future periods. Management believes the presentation of adjusted fee revenue assists management in its evaluation of ongoing operations and provides useful information to investors because it allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be distorted by write-offs required under business combination accounting and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Management no longer has adjusted fee revenue after Q1 FY’17. The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance. Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Management further believes that EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company. In the case of constant currency amounts, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry’s performance as excluding the impact of exchange rate changes on Korn Ferry’s financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making.

[Tables attached]

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended July 31
	2017	2016
	(unaudited)
Fee revenue	$401,254	$375,621
Reimbursed out-of-pocket engagement expenses	13,663	17,312

Total revenue	414,917	392,933

Compensation and benefits	273,954	262,967
General and administrative expenses	58,261	55,342
Reimbursed expenses	13,663	17,312
Cost of services	15,813	16,832
Depreciation and amortization	12,209	11,444
Restructuring charges, net	280	24,520

Total operating expenses	374,180	388,417

Operating income	40,737	4,516
Other income, net	3,532	4,259
Interest expense, net	(2,660)	(3,061)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	41,609	5,714
Equity in earnings of unconsolidated subsidiaries	30	79
Income tax provision	12,210	1,725

Net income	29,429	4,068
Net income attributable to noncontrolling interest	(388)	(860)

Net income attributable to Korn/Ferry International	$29,041	$3,208

Earnings per common share attributable to Korn/Ferry International:
Basic	$0.52	$0.06

Diluted	$0.51	$0.06

Weighted-average common shares outstanding:
Basic	55,795	56,189

Diluted	56,403	56,576

Cash dividends declared per share:	$0.10	$0.10

KORN FERRY AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended July 31,
	2017		2016	% Change
Fee Revenue:
Executive search:
North America	$91,833		$81,802	12.3%
EMEA	40,121		35,370	13.4%
Asia Pacific	21,578		19,626	9.9%
Latin America	7,659		9,563	(19.9%)

Total executive search	161,191		146,361	10.1%
Hay Group	179,453		174,582	2.8%
Futurestep	60,610		54,678	10.8%

Total fee revenue	401,254		375,621	6.8%
Reimbursed out-of-pocket engagement expenses	13,663		17,312	(21.1%)

Total revenue	$414,917		$392,933	5.6%

Operating Income (Loss):		Margin		Margin
Executive search:
North America	$21,995	24.0%	$16,468	20.1%
EMEA	6,675	16.6%	6,027	17.0%
Asia Pacific	3,141	14.6%	2,102	10.7%
Latin America	1,026	13.4%	2,330	24.4%

Total executive search	32,837	20.4%	26,927	18.4%
Hay Group	19,083	10.6%	(7,743)	(4.4%)
Futurestep	8,237	13.6%	7,513	13.7%
Corporate	(19,420)		(22,181)

Total operating income	$40,737	10.2%	$4,516	1.2%

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	July 31, 2017	April 30, 2017
ASSETS	(unaudited)
Cash and cash equivalents	$282,019	$410,882
Marketable securities	11,651	4,363
Receivables due from clients, net of allowance for doubtful accounts of $16,088 and $15,455 at July 31, 2017 and April 30, 2017, respectively	365,657	345,314
Income taxes and other receivables	44,035	31,573
Prepaid expenses and other assets	62,525	51,542

Total current assets	765,887	843,674

Marketable securities, non-current	114,608	115,574
Property and equipment, net	112,787	109,567
Cash surrender value of company owned life insurance policies, net of loans	113,866	113,067
Deferred income taxes	19,387	20,175
Goodwill	583,265	576,865
Intangible assets, net	213,910	217,319
Investments and other assets	90,617	66,657

Total assets	$2,014,327	$2,062,898

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$32,658	$37,481
Income taxes payable	7,204	4,526
Compensation and benefits payable	145,752	248,354
Term loan	19,754	19,754
Other accrued liabilities	153,386	148,464

Total current liabilities	358,754	458,579

Deferred compensation and other retirement plans	220,894	219,905
Term loan, non-current	231,284	236,222
Deferred tax liabilities	18,758	7,014
Other liabilities	55,886	54,130

Total liabilities	885,576	975,850

Stockholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 71,480 and 70,811 shares issued and 57,246 and 56,938 shares outstanding at July 31, 2017 and April 30, 2017, respectively	694,146	692,527
Retained earnings	485,194	461,976
Accumulated other comprehensive loss, net	(54,691)	(71,064)

Total Korn/Ferry International stockholders’ equity	1,124,649	1,083,439
Noncontrolling interest	4,102	3,609

Total stockholders’ equity	1,128,751	1,087,048

Total liabilities and stockholders’ equity	$2,014,327	$2,062,898

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

	Three Months Ended July 31,
	2017	2016
	(unaudited)
Fee revenue	$401,254	$375,621
Deferred revenue adjustment due to acquisition (1)	—	3,535

Adjusted fee revenue	$401,254	$379,156

Operating income	$40,737	$4,516
Depreciation and amortization	12,209	11,444
Other income, net	3,532	4,259
Equity in earnings of unconsolidated subsidiaries, net	30	79

EBITDA	56,508	20,298
Deferred revenue adjustment due to acquisition (1)	—	3,535
Restructuring charges, net (2)	280	24,520
Integration/acquisition costs (3)	2,588	8,027

Adjusted EBITDA	$59,376	$56,380

Operating margin	10.2%	1.2%
Depreciation and amortization	3.0%	3.0%
Other income, net	0.9%	1.1%
Equity in earnings of unconsolidated subsidiaries, net	—	0.1%

EBITDA margin	14.1%	5.4%
Deferred revenue adjustment due to acquisition (1)	—	0.9%
Restructuring charges, net (2)	0.1%	6.5%
Integration/acquisition costs (3)	0.6%	2.1%

Adjusted EBITDA margin	14.8%	14.9%

Net income attributable to Korn/Ferry International	$29,041	$3,208
Deferred revenue adjustment due to acquisition (1)	—	3,535
Restructuring charges, net (2)	280	24,520
Integration/acquisition costs (3)	2,588	8,027
Write-off of debt issuance costs (4)	—	954
Tax effect on the above items (5)	(724)	(10,718)

Adjusted net income attributable to Korn/Ferry International	$31,185	$29,526

Basic earnings per common share	$0.52	$0.06
Deferred revenue adjustment due to acquisition (1)	—	0.06
Restructuring charges, net (2)	—	0.43
Integration/acquisition costs (3)	0.05	0.14
Write-off of debt issuance costs (4)	—	0.02
Tax effect on the above items (5)	(0.02)	(0.19)

Adjusted basic earnings per share	$0.55	$0.52

Diluted earnings per common share	$0.51	$0.06
Deferred revenue adjustment due to acquisition (1)	—	0.06
Restructuring charges, net (2)	—	0.43
Integration/acquisition costs (3)	0.05	0.14
Write-off of debt issuance costs (4)	—	0.02
Tax effect on the above items (5)	(0.01)	(0.19)

Adjusted diluted earnings per share	$0.55	$0.52

Explanation of Non-GAAP Adjustments

(1)	This represents the deferred revenue recorded on the opening balance sheet of Hay Group, required by fair value accounting. The adjustment is included in the Hay Group segment for the three months ended July 31, 2016. On a GAAP basis, Hay Group fee revenue was $179.5 million and $174.6 million during the three months ended July 31, 2017 and 2016, respectively. On an adjusted basis, Hay Group fee revenue was $178.1 million during the three months ended July 31, 2016.
(2)	Restructuring plan implemented in order to rationalize our cost structure by eliminating redundant positions and consolidating office space due to the acquisition of Legacy Hay on December 1, 2015.
(3)	Costs associated with completing the acquisition of Legacy Hay, such as legal and professional fees, and the on-going integration expenses to combine the companies.
(4)	Write-off of debt issuance costs as a result of replacing our prior Credit Agreement with a new senior secured Credit Agreement.
(5)	Tax effect on deferred revenue adjustment associated with the acquisition of Legacy Hay, restructuring charges, net, integration/acquisition costs and write-off of debt issuance cost.

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

	Three Months Ended July 31, 2017
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$91,833	$40,121	$21,578	$7,659	$161,191	$179,453	$60,610	$—	$401,254
Total revenue	$95,205	$41,058	$21,880	$7,664	$165,807	$183,296	$65,814	$—	$414,917

Net income attributable to Korn/Ferry International									$29,041
Net income attributable to noncontrolling interest									388
Other income, net									(3,532)
Interest expense, net									2,660
Equity in earnings of unconsolidated subsidiaries, net									(30)
Income tax provision									12,210

Operating income (loss)	$21,995	$6,675	$3,141	$1,026	$32,837	$19,083	$8,237	$(19,420)	40,737
Depreciation and amortization	949	428	320	107	1,804	8,085	796	1,524	12,209
Other income, net	282	56	105	20	463	32	8	3,029	3,532
Equity in earnings of unconsolidated subsidiaries, net	30	—	—	—	30	—	—	—	30

EBITDA	23,256	7,159	3,566	1,153	35,134	27,200	9,041	(14,867)	56,508

EBITDA margin	25.3%	17.8%	16.5%	15.1%	21.8%	15.2%	14.9%		14.1%

Restructuring charges, net	—	—	40	—	40	240	—	—	280
Integration/acquisition costs	—	—	—	—	—	2,549	—	39	2,588

Adjusted EBITDA	$23,256	$7,159	$3,606	$1,153	$35,174	$29,989	$9,041	$(14,828)	$59,376

Adjusted EBITDA margin	25.3%	17.8%	16.7%	15.1%	21.8%	16.7%	14.9%		14.8%

	Three Months Ended July 31, 2016
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$81,802	$35,370	$19,626	$9,563	$146,361	$174,582	$54,678	$—	$375,621
Deferred revenue adjustment due to acquisition	—	—	—	—	—	3,535	—	—	3,535

Adjusted fee revenue	$81,802	$35,370	$19,626	$9,563	$146,361	$178,117	$54,678	$—	$379,156

Total revenue	$85,425	$36,249	$20,180	$9,614	$151,468	$181,508	$59,957	$—	$392,933

Net income attributable to Korn/Ferry International									$3,208
Net income attributable to noncontrolling interest									860
Other income, net									(4,259)
Interest expense, net									3,061
Equity in earnings of unconsolidated subsidiaries, net									(79)
Income tax provision									1,725

Operating income (loss)	$16,468	$6,027	$2,102	$2,330	$26,927	$(7,743)	$7,513	$(22,181)	4,516
Depreciation and amortization	830	211	225	114	1,380	8,016	623	1,425	11,444
Other income (loss), net	288	24	87	73	472	235	(2)	3,554	4,259
Equity in earnings of unconsolidated subsidiaries, net	79	—	—	—	79	—	—	—	79

EBITDA	17,665	6,262	2,414	2,517	28,858	508	8,134	(17,202)	20,298

EBITDA margin	21.6%	17.7%	12.3%	26.3%	19.7%	0.3%	14.9%		5.4%

Restructuring charges, net	1,706	128	622	360	2,816	21,488	—	216	24,520
Integration/acquisition costs	—	—	—	—	—	4,264	—	3,763	8,027
Deferred revenue adjustment due to acquisition	—	—	—	—	—	3,535	—	—	3,535

Adjusted EBITDA	$19,371	$6,390	$3,036	$2,877	$31,674	$29,795	$8,134	$(13,223)	$56,380

Adjusted EBITDA margin	23.7%	18.1%	15.5%	30.1%	21.6%	16.7%	14.9%		14.9%